UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 7, 2015

TransEnterix, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-19437	11-2962080
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

635 Davis Drive, Suite 300, Morrisville, North Carolina		27560
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	919-765-8400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2015, TransEnterix, Inc. (the "Company") held its Annual Meeting of Stockholders for 2015 (the "Annual Meeting"). At the Annual Meeting, the stockholders voted to approve the amendment and restatement of the 2007 Amended and Restated Incentive Compensation Plan (the "Plan") to (1) increase the number of shares reserved for issuance under the Plan by 7,000,000 shares; (2) extend the term of the Plan until May 7, 2025; and (3) make other changes and updates to the Plan.

The officers, including the Named Executive Officers, and non-employee directors of the Company are eligible to participate under the Plan. The Plan is incorporated by reference into this Form 8-K, and terms and provisions of the Plan, as amended and restated, are incorporated by reference into this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit Description
No.

10.1 TransEnterix, Inc. Amended and Restated Incentive Compensation Plan, effective as of May 7, 2015 (incorporated by reference from Exhibit 10.1. to the Company’s Registration Statement on Form S-8, File No. 333-203950 filed with the Securities and Exchange Commission on May 7, 2015).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TransEnterix, Inc.

May 11, 2015	By:	/s/ Joseph P. Slattery

Name: Joseph P. Slattery
Title: EVP & CFO